Exhibit 99.2

Company Contact: Cleantech Solutions International, Inc. Mr. Adam Wasserman, Chief Financial Officer E-mail: adamw@cleantechsolutionsinternational.com Web: www.cleantechsolutionsinternational.com	Investor Relations Contact: CCG Investor Relations Ms. Elaine Ketchmere, CFA Tel: +1-310-954-1345 Email: elaine.ketchmere@ccgir.com Web: www.ccgirasia.com

Cleantech Solutions Raises $1.8 Million in Net Proceeds from the Sale of Common Stock

WUXI, Jiangsu, China, June 21, 2013 - Cleantech Solutions International, Inc. (“Cleantech Solutions” or “the Company”) (NASDAQ: CLNT), a manufacturer of metal components and assemblies, primarily used in the wind power, solar and other clean technology industries and dyeing and finishing equipment to the textile industry, today announced that the Company entered into stock purchase agreements dated June 17, 2013 and signed on June 18, 2013 pursuant to which the Company sold a total of 428,398 shares of common stock at a purchase price of $4.50 per share.  The shares were sold pursuant to a prospectus supplement dated June 18, 2013 to the Company’s registration statement on Form S-3.  The Company did not engage a placement agent with respect to the sale.  The Company paid a fee of 10% and a non-accountable expense allowance of 2%, for a total of $154,745, to Fernando Liu with respect to sales made to investors introduced to the Company by Mr. Liu who are not U.S. Persons.  The net proceeds received by the Company from the sale of the shares were $1,767,546.  The Company intends to use the net proceeds working capital and other general corporate purposes.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology industries. The Company supplies forging products, fabricated products and machining services to a range of clean technology customers, primarily in the wind power sector and supplies dyeing and finishing equipment to the textile industry. Cleantech Solutions is committed to achieving long-term growth through ongoing technological improvement, capacity expansion, and the development of a strong customer base. The Company’s website is www.cleantechsolutionsinternational.com. Any information on the Company’s website or any other website is not a part of this press release.

Safe Harbor Statement
This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein and in the conference call referred to in this press release as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release, including the ability of the Company to derive revenue from or to generate meaningful profit margins from the sale of the products described in this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2012 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarter ended March 31, 2013.  All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

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